UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 4, 2005

THE CHEESECAKE FACTORY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26950 Agoura Road
Calabasas Hills, California 91301
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01     OTHER EVENTS

          In a press release dated April 4, 2005, The Cheesecake Factory Incorporated announced the completion of its review of the accounting treatment for its operating leases.  As a result of the review and to correct its accounting for leases to conform with U.S. generally accepted accounting practices, the Company has restated its previously announced results for fiscal 2004 and its prior year financial statements.  The restatement adjustments are more fully described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 4, 2005.  The Company also announced that the Staff of the Nasdaq Stock Market has determined that the Company, having filed its 2004 Annual Report on Form 10-K, is compliant with Marketplace Rule 4310(c)(14).  A copy of the press release is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c)           Exhibits

                    99.1     Press release dated April 4, 2005 entitled “The Cheesecake Factory Restates for Lease Accounting; Files Form 10-K and Confirms Compliance with Nasdaq Listing Requirements”.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2005	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON

Michael J. Dixon Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated April 4, 2005 entitled “The Cheesecake Factory Restates for Lease Accounting; Files Form 10-K and Confirms Compliance with Nasdaq Listing Requirements”.

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